Exhibit (23)(d)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (Nos. 333-32229, 333-58686, 333-76347), S-3 (Nos. 333-125553, 333-52560, 333-120611, 333-27849, 333-74958, 333-45556, 333-37241), and S-4 (Nos. 33-60007, 33-55805) of Consumers Energy Company of our report dated February 20, 2008 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Detroit, Michigan
February 20, 2008